Exhibit 99.2

For Immediate Release
October 31, 2019

The Carlyle Group Reports Third Quarter 2019 Financial Results

•	U.S. GAAP results included net income attributable to The Carlyle Group L.P. common unitholders of $68 million, or $0.55 per common unit on a diluted basis, for Q3 2019

•	Distributable Earnings of $161 million on a pre-tax basis for Q3 2019 and $0.41 per common unit on a post-tax basis in Q3 2019

•	Declared a quarterly distribution of $0.31 per common unit for Q3 2019

•	Assets Under Management of $221.8 billion as of Q3 2019, up 4% over the last twelve months

•	Net accrued performance revenues of $1.8 billion as of Q3 2019, down 7% over the last twelve months

•	$5.7 billion in realized proceeds in Q3 2019 and $19.7 billion realized over the last twelve months

•	$3.4 billion of invested capital in Q3 2019 and $25.7 billion invested over the last twelve months

•	$5.7 billion of capital raised in Q3 2019 and $23.2 billion raised over the last twelve months
Washington, DC – Global investment firm The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the third quarter ended September 30, 2019.

Carlyle Co-CEOs Kewsong Lee and Glenn Youngkin said, “We have solid operating momentum across our business and are delivering on the strategic priorities we set at the beginning of the year. While the investment environment remains challenging, our global platform and industry sector-driven approach positions us well to drive performance. Our announced conversion is on track, and we’re encouraged by the feedback and uptick in investor interest from existing and new shareholders.”

U.S. GAAP results for Q3 2019 included income before provision for income taxes of $261 million and net income attributable to The Carlyle Group L.P. common unitholders of $68 million, or net income per common unit of $0.55, on a diluted basis. U.S. GAAP results for the twelve months ended September 30, 2019 included income before provision for income taxes of $1,195 million and net income attributable to The Carlyle Group L.P. common unitholders of $338 million. Total balance sheet assets were $14 billion as of September 30, 2019.

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Carlyle Consolidated GAAP Results

The Carlyle Group L.P.
Summary U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended					LTM
	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Sep 30, 2019
	(Dollars in millions, except per unit data)
Revenues
Fund management fees	$328.8	$377.4	$353.4	$390.9	$359.5	$1,481.2
Incentive fees	6.8	9.7	8.1	8.8	9.9	36.5
Investment income, including performance allocations	258.6	(314.9)	650.9	589.6	324.6	1,250.2
Revenue from consolidated entities	60.5	53.1	52.4	45.8	51.3	202.6
All other revenues	24.4	26.4	22.2	26.0	23.3	97.9
Total revenues	679.1	151.7	1,087.0	1,061.1	768.6	3,068.4

Expenses
Cash-based compensation and benefits	186.6	196.8	210.5	221.4	200.0	828.7
Equity-based compensation	49.7	40.4	36.0	35.2	36.6	148.2
Performance allocations and incentive fee related compensation	146.0	(149.7)	185.4	113.6	92.6	241.9
General, administrative and other expenses	166.2	72.7	112.5	110.7	121.7	417.6
Expenses from consolidated funds	40.5	42.9	38.1	27.5	34.1	142.6
Interest and other non-operating expenses (income)	26.6	19.8	20.0	19.9	20.3	80.0
Total expenses	615.6	222.9	602.5	528.3	505.3	1,859.0

Net investment gains (losses) of consolidated funds	(2.9)	(7.5)	(14.2)	9.2	(1.9)	(14.4)
Income (loss) before provision for income taxes	60.6	(78.7)	470.3	542.0	261.4	1,195.0
Provision (benefit) for income taxes	17.4	(5.5)	24.0	15.5	9.4	43.4
Net income	43.2	(73.2)	446.3	526.5	252.0	1,151.6
Net income attributable to non-controlling interests in consolidated entities	14.5	(8.3)	(4.5)	39.8	10.5	37.5
Net income attributable to Carlyle Holdings	28.7	(64.9)	450.8	486.7	241.5	1,114.1
Net income attributable to non-controlling interests in Carlyle Holdings	11.2	(54.8)	307.9	332.6	149.3	735.0
Net income attributable to The Carlyle Group L.P.	17.5	(10.1)	142.9	154.1	92.2	379.1
Net income attributable to Series A Preferred Unitholders	5.9	5.9	5.9	5.9	7.3	25.0
Series A Preferred Units redemption premium	—	—	—	—	16.5	16.5
Net income attributable to The Carlyle Group L.P. Common Unitholders	$11.6	$(16.0)	$137.0	$148.2	$68.4	$337.6

Net income attributable to The Carlyle Group L.P. per common unit
Basic	$0.11	$(0.15)	$1.25	$1.34	$0.60	$3.04
Diluted	$0.10	$(0.15)	$1.18	$1.23	$0.55	$2.81

Income before provision for income taxes(1) was $261 million for Q3 2019, compared to $61 million for Q3 2018. The increase in income before provision for income taxes in Q3 2019 compared to Q3 2018 was primarily due to a $119 million increase in investment income, including performance allocations, net of related compensation; a $31 million increase in fund management fees primarily due to the commencement of the investment period for certain newly raised funds; and a $13 million decrease in equity-based compensation. The increase was partially offset by a $13 million increase in cash-based compensation and benefits.

The income before provision for income taxes for Q3 2019 includes $282 million in investment income from our equity method investment in Fortitude Re. This amount includes $214 million in gains from changes in fair value of embedded derivatives as a result of accounting principles related to derivatives and hedging (DIG B36 (2)). The income from our investment in Fortitude Re is partially offset by a decrease in performance allocations in Q3 2019 as compared to Q3 2018.

Net income attributable to The Carlyle Group L.P. Common Unitholders was $68 million, or $0.55 per common unit on a diluted basis for Q3 2019, compared to $12 million, or $0.10 per common unit on a diluted basis for Q3 2018.

See Notes at end of document.

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Non-GAAP Operating Results

Carlyle Group Summary

						YTD	LTM	% Change
$ in millions, except per unit data and where noted
	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q3 2019	Q4 18 - Q3 19	QoQ	YoY	LTM

Fee Related Earnings	89.0	175.4	103.3	132.7	108.8	344.8	520.2	(18)%	22%	158%

Distributable Earnings	210.0	210.5	100.8	213.4	160.7	474.9	685.4	(25)%	(23)%	11%

Distributable Earnings, Tax and Per Unit Information

Distributable Earnings	$210.0	$210.5	$100.8	$213.4	$160.7	$474.9	$685.4

Less: Estimated foreign, state, and local taxes(1)	9.4	5.7	7.1	7.6	7.3	22.0	27.7
Less: Preferred unit distributions	5.9	5.9	5.9	5.9	7.3	19.1	25.0

Distributable Earnings (after taxes and preferred unit distributions)	$194.7	$198.9	$87.8	$199.9	$146.1	$433.8	$632.7

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$62.0	$64.4	$28.4	$67.0	$49.6	$145.0	$209.4

Less: Estimated current corporate income taxes(2)	1.2	1.2	1.2	1.2	1.2	3.6	4.8

Distributable Earnings Attributable to Common Unitholders	$60.8	$63.2	$27.2	$65.8	$48.4	$141.4	$204.6

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.56	$0.57	$0.25	$0.57	$0.41	$1.23	$1.80

Distribution per common unit	$0.42	$0.43	$0.19	$0.43	$0.31	$0.93	$1.36

Outstanding Units (in millions):
The Carlyle Group L.P. common units outstanding	107.8	107.7	110.1	110.7	117.3	117.3
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	231.5	231.0	230.8	230.5	229.4	229.4
Total Outstanding units	339.3	338.7	340.9	341.2	346.7	346.7

Units eligible for distribution (in millions) **	108.3	110.5	110.5	116.1	117.8	117.8
**Includes approximately 0.5 million net common units that will be issued in connection with the vesting of deferred restricted common units subsequent to September 30, 2019. For the purposes of this calculation, these common units have been added to the common units outstanding as of September 30, 2019 because they will participate in the common unitholder distribution that will be paid November 19, 2019.

Totals may not sum due to rounding. See Notes at end of document.

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Carry Fund Appreciation and Net Accrued Performance Revenues
Carlyle's carry fund portfolio appreciated 2% during Q3 2019 and 5% over the past twelve months. Carlyle's private carry fund portfolio appreciated 1% and the public carry fund portfolio depreciated 8% during Q3 2019, in both cases excluding Investment Solutions. As of September 30, 2019, public positions accounted for 6% of remaining fair value across our Corporate Private Equity, Real Assets and Global Credit carry funds. Carry fund valuations for Q3 2019 were most positively impacted by our U.S. Realty, U.S. Buyout, Europe Growth and AlpInvest funds, offset by weakness in energy related funds in Real Assets and Global Credit.
Net Accrued Performance Revenues were $1.8 billion as of September 30, 2019, down 7% from a year ago, as performance revenue realizations outpaced new accrual over the past year.

	Carry Fund Appreciation/(Depreciation)(1)					LTM	Net Accrued Performance Revenues(2) ($ in millions)
	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2018 - Q3 2019	Q3 2019
Overall Carry Fund Appreciation/(Depreciation)	3%	(2)%	3%	2%	2%	5%

Corporate Private Equity	1%	(2)%	3%	1%	1%	3%	$1,114

Real Assets	3%	(7)%	3%	0%	0%	(4)%	$496
Real Estate	3%	(1)%	5%	6%	3%	13%	$361
Natural Resources (3)	3%	(7)%	3%	(4)%	(3)%	(11)%	$134

Global Credit Carry Funds	1%	(2)%	5%	1%	(2)%	1%	$70

Investment Solutions Carry Funds	5%	2%	3%	4%	7%	15%	$97

Net Accrued Performance Revenues							$1,777

The sum of quarters may not equal LTM due to rounding. Totals may not sum due to rounding. See Notes at end of document.

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Carlyle All Segment Results

•
Distributable Earnings were $161 million in Q3 2019 and $685 million over the LTM. Q3 2019 Distributable Earnings included $109 million in Fee Related Earnings, $58 million in Realized Net Performance Revenues and $7 million in Realized Principal Investment Income. DE per common unit was $0.41 for Q3 2019 and $1.80 for the LTM.

•
Fee Related Earnings were $109 million in Q3 2019, 22% higher than the $89 million in Q3 2018. Management Fees of $385 million for Q3 2019 increased 8% compared to Q3 2018, in line with the 8% increase in Fee-earning AUM over the same period. Catch-up management fees were immaterial in Q3 2019 compared to $8 million in Q3 2018 and $28 million in Q2 2019.

•
Realized Net Performance Revenues were $58 million in Q3 2019 and $129 million over the LTM, down from $395 million over the prior LTM. Realized Proceeds were $5.7 billion in Q3 2019 and $19.7 billion over the LTM, down from $27.1 billion over the prior LTM.

•
Total Assets Under Management (“AUM”) of $221.8 billion as of Q3 2019 increased 4% compared to Q3 2018 driven by the combination of $23.2 billion in fundraising and $6.1 billion in market appreciation, partially offset by $19.7 billion in realized proceeds to fund investors.

•
Fee-earning AUM of $158.8 billion increased 8% from Q3 2018, and was approximately in line with the prior quarter. As of Q3 2019, there was $7.6 billion in pending Fee-earning AUM that will turn on fees either through activation of the underlying fund or additional capital deployment.

Business Drivers

$ in billions, unless noted	Q3 2018	Q3 2019	Prior YTD Q3 2018	YTD Q3 2019	Prior LTM Q3 2018	LTM Q3 2019

Fundraising	$6.0	$5.7	$26.0	$16.1	$50.7	$23.2

Invested Capital (carry funds)	3.3	$3.4	10.9	$14.1	18.1	$25.7

Realized Proceeds (carry funds)	6.4	$5.7	19.1	$14.8	27.1	$19.7

Carry Fund Appreciation	3%	2%	12%	7%	17%	5%

Financial Metrics

$ in millions	Q3 2018	Q3 2019	Prior YTD Q3 2018	YTD Q3 2019	Prior LTM Q3 2018	LTM Q3 2019

Fee Related Earnings (FRE)	$89	$109	$175	$345	$202	$520

+ Realized Net Performance Revenues	124	58	277	86	395	129

+ Realized Principal Investment Income	7	7	43	85	66	90

+ Net Interest	(10)	(13)	(32)	(41)	(43)	(53)

= Distributable Earnings (DE)	$210	$161	$463	$475	$619	$685

LTM, or last twelve months, refers to the period Q4 2018 through Q3 2019. Prior LTM, or the prior rolling 12-month period, refers to the period Q4 2017 through Q3 2018. Totals may not sum due to rounding. See Notes at end of document.

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Corporate Private Equity (CPE)

•
Distributable Earnings were $82 million in Q3 2019, and $309 million over the LTM. Q3 2019 includes $68 million in Fee Related Earnings, $18 million in Realized Net Performance Revenues and $2 million in Realized Principal Investment Income.

•
Fee Related Earnings were $68 million in Q3 2019, up 54% from $44 million in Q3 2018, driven by higher management fee revenue and lower G&A expenses. Over the LTM, Fee Related Earnings were $278 million, up substantially from $17 million over the prior LTM period reflecting the full fee impact of our next generation US, Europe and Asia buyout funds.

•
Realized Net Performance Revenues were $18 million in Q3 2019, and $55 million over the LTM, down from $288 million over the prior LTM. Realized Proceeds were $1.1 billion in Q3 2019 and $5.4 billion over the LTM, down from $10.5 billion over the prior LTM. The lower level of Net Performance Revenues and Realized Proceeds is attributable to a slower pace of exit activity from our large buyout funds.

•
Invested $1.0 billion in Q3 2019 into new and follow-on investments, including Forgital (CP VII and CEP V), Net Health Systems (CEOF II) and HSO Group (CETP III). CPE has signed or announced transactions with more than $2 billion of additional equity commitments, which have closed or are expected to close in future periods.

•
Assets Under Management reached $84.1 billion in Q3 2019, an increase of 3% compared to Q3 2018, positively impacted by $8.5 billion in fundraising and $1.5 billion in market appreciation, partially offset by $5.4 billion in realized proceeds. Fundraising of $1.9 billion in Q3 2019 included the first closings for our fourth Japan Buyout fund.

Business Drivers

$ in billions, unless noted	Q3 2018	Q3 2019	Prior YTD Q3 2018	YTD Q3 2019	Prior LTM Q3 2018	LTM Q3 2019

Fundraising	$1.8	$1.9	$14.5	$6.0	$33.6	$8.5

Invested Capital (carry funds)	1.1	$1.0	3.4	$6.3	7.0	$14.1

Realized Proceeds (carry funds)	1.5	$1.1	7.1	$3.7	10.5	$5.4

Carry Fund Appreciation	1%	1%	8%	5%	16%	3%

Financial Metrics

$ in millions	Q3 2018	Q3 2019	Prior YTD Q3 2018	YTD Q3 2019	Prior LTM Q3 2018	LTM Q3 2019

Fee Related Earnings (FRE)	$44	$68	$35	$188	$17	$278

+ Realized Net Performance Revenues	78	18	203	37	288	55

+ Realized Principal Investment Income	4	2	24	1	34	3

+ Net Interest	(5)	(6)	(14)	(20)	(19)	(26)

= Distributable Earnings (DE)	$121	$82	$248	$206	$320	$309

Totals may not sum due to rounding.

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Real Assets

•
Distributable Earnings were $63 million in Q3 2019 and $272 million over the LTM, a 35% increase over the $202 million in the prior LTM. Q3 2019 Distributable Earnings includes $26 million in Fee Related Earnings, $36 million of Realized Net Performance Revenues and $4 million of Realized Principal Investment Income.

•
Fee Related Earnings were $26 million in Q3 2019, in line with $26 million in Q3 2018. Over the LTM, Fee Related Earnings of $143 million were up 21% compared to $118 million for the prior LTM, driven by higher management fees and lower G&A expenses, partially offset by higher cash compensation.

•
Realized Net Performance Revenues were $36 million in Q3 2019, compared to $42 million in Q3 2018, and were generated primarily by our U.S. Realty funds. Over the LTM, Realized Net Performance Revenues were $62 million including the negative impact of a $19 million Legacy Energy giveback realization in 2019, compared to $75 million over the prior LTM. Realized Proceeds of $4.7 billion over the LTM declined from $5.6 billion in the prior LTM period.

•	Invested $0.8 billion in the quarter and $4.2 billion over the LTM, down from $5.2 billion over the prior LTM.

•
Assets Under Management of $44.9 billion decreased 2% compared to Q3 2018, driven by $1.2 billion in market depreciation, largely attributable to energy investments, and $4.7 billion in realized proceeds, offset by $5.3 billion in fundraising.

Business Drivers

$ in billions, unless noted	Q3 2018	Q3 2019	Prior YTD Q3 2018	YTD Q3 2019	Prior LTM Q3 2018	LTM Q3 2019

Fundraising	$1.1	$0.6	$3.1	$2.7	$6.3	$5.3

Invested Capital (carry funds)	0.8	$0.8	3.6	$2.5	5.2	$4.2

Realized Proceeds (carry funds)	1.7	$1.7	4.2	$3.9	5.6	$4.7

Carry Fund Appreciation	3%	0%	12%	3%	17%	(4)%

Financial Metrics

$ in millions	Q3 2018	Q3 2019	Prior YTD Q3 2018	YTD Q3 2019	Prior LTM Q3 2018	LTM Q3 2019

Fee Related Earnings (FRE)	$26	$26	$84	$106	$118	$143

+ Realized Net Performance Revenues	42	36	64	42	75	62

+ Realized Principal Investment Income	1	4	12	76	21	77

+ Net Interest	(3)	(2)	(9)	(7)	(12)	(10)

= Distributable Earnings (DE)	$66	$63	$151	$216	$202	$272

Totals may not sum due to rounding.

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Global Credit

•
Distributable Earnings were $11 million in Q3 2019 and $77 million over the LTM, up 34% from $58 million over the prior LTM. Q3 2019 Distributable Earnings includes $11 million of Fee Related Earnings, $1 million of Realized Net Performance Revenues and $2 million of Realized Principal Investment Income.

•
Fee Related Earnings were $11 million in Q3 2019, up from $9 million in Q3 2018. Management Fees of $76 million increased 25% year over year, and were partially offset by an increase in compensation and G&A expenses driven by the ongoing build-out of our Global Credit platform and addition of Carlyle Aviation Partners in Q4 2018.

•
Invested $0.7 billion in Global Credit carry funds in the quarter and $2.3 billion for the LTM. Direct Lending originated gross new loans of approximately $700 million in the quarter and approximately $2.6 billion for the LTM. We raised $1.6 billion of CLO par value in the quarter and $3.8 billion for the LTM.

•
Assets Under Management of $48.0 billion increased 28% compared to Q3 2018, driven by $6.8 billion of fundraising and the addition of Carlyle Aviation Partners, partially offset by $1.8 billion in Realized Proceeds. Fundraising of $2.8 billion for Q3 2019 included three new CLOs and closings for two Carlyle Aviation vehicles. Fee-earning AUM of $37.1 billion increased 24% compared to Q3 2018, which includes the impact of the Carlyle Aviation acquisition.

Business Drivers

$ in billions, unless noted	Q3 2018	Q3 2019	Prior YTD Q3 2018	YTD Q3 2019	Prior LTM Q3 2018	LTM Q3 2019

Fundraising	$2.0	$2.8	$4.8	$5.3	$6.6	$6.8

Invested Capital (carry funds)	0.1	$0.7	0.8	$1.9	1.6	$2.3

Realized Proceeds (carry funds)	0.1	$1.0	0.6	$1.6	0.9	$1.8

Carry Fund Appreciation	1%	(2)%	7%	2%	10%	1%

Financial Metrics

$ in millions	Q3 2018	Q3 2019	Prior YTD Q3 2018	YTD Q3 2019	Prior LTM Q3 2018	LTM Q3 2019

Fee Related Earnings (FRE)	$9	$11	$30	$34	$31	$76

+ Realized Net Performance Revenues	—	1	3	1	24	3

+ Realized Principal Investment Income	2	2	7	8	10	9

+ Net Interest	(2)	(3)	(6)	(9)	(8)	(11)

= Distributable Earnings (DE)	$10	$11	$35	$34	$58	$77

Totals may not sum due to rounding.

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Investment Solutions

•
Distributable Earnings were $5 million in Q3 2019 and $28 million for the LTM, down from $40 million over the prior LTM. Q3 2019 Distributable Earnings included $4 million of Fee Related Earnings and $3 million of Realized Net Performance Revenues.

•
Fee Related Earnings were $4 million in Q3 2019 and $24 million over the LTM, down from $36 million over the prior LTM. Management fees in Q3 2019 declined 9% compared to Q3 2018, driven by a 6% decline in Fee-earning AUM over the past year as realizations have outpaced new fundraising.

•
Realized Net Performance Revenues of $9 million over the LTM were up slightly from $8 million over the prior LTM period. Net Accrued Performance Revenue is $97 million as of Q3 2019, as AlpInvest funds continue to generate strong investment performance including 7% fund appreciation in Q3 2019.

•	Invested $0.9 billion in Investment Solutions carry funds during Q3 2019, and $5.1 billion over the LTM, a 19% increase over the $4.3 billion invested over the prior LTM period.

•
Assets Under Management of $44.8 billion declined 5% compared to Q3 2018, attributable to $7.8 billion in realized proceeds and $2.1 billion of negative foreign exchange impact, partially offset by $2.6 billion in fundraising and $5.6 billion in market appreciation. Fee-earning AUM of $27.7 billion declined 6% compared to Q3 2018.

Business Drivers

$ in billions, unless noted	Q3 2018	Q3 2019	Prior YTD Q3 2018	YTD Q3 2019	Prior LTM Q3 2018	LTM Q3 2019

Fundraising	$1.2	$0.4	$3.5	$2.0	$4.3	$2.6

Invested Capital (carry funds)	1.3	$0.9	3.1	$3.5	4.3	$5.1

Realized Proceeds (carry funds)	3.1	$1.9	7.2	$5.6	10.1	$7.8

Carry Fund Appreciation	5%	7%	17%	14%	20%	15%

Financial Metrics

$ in millions	Q3 2018	Q3 2019	Prior YTD Q3 2018	YTD Q3 2019	Prior LTM Q3 2018	LTM Q3 2019

Fee Related Earnings (FRE)	$9	$4	$27	$17	$36	$24

+ Realized Net Performance Revenues	4	3	6	5	8	9

+ Realized Principal Investment Income	—	(1)	—	1	—	1

+ Net Interest	(1)	(2)	(4)	(5)	(5)	(6)

= Distributable Earnings (DE)	$13	$5	$30	$19	$40	$28

Totals may not sum due to rounding. See Notes at end of document.

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Fund Activity Metrics ($ billions)

By Quarter	By Sub-segment

Fundraising

Invested Capital (Carry Funds only)

Realized Proceeds (Carry Funds only)

Totals may not sum due to rounding.

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Total Assets Under Management

Assets Under Management of $221.8 billion in Q3 2019 increased 4% compared to $212.3 billion in Q3 2018, which includes a $3.6 billion negative impact from foreign exchange translation. Remaining fair value in our Corporate Private Equity, Real Assets and Global Credit carry funds was $83.4 billion as of Q3 2019, an increase of 14% compared to Q3 2018.

		vs. Last Quarter		vs. One Year Ago
$ in billions, unless noted	Q3 2019	Q2 2019	% Change	Q3 2018	% Change

Corporate Private Equity	84.1	83.9	0%	81.6	3%
Real Assets	44.9	46.8	(4)%	46.0	(2)%
Global Credit	48.0	46.6	3%	37.4	28%
Investment Solutions	44.8	45.4	(1)%	47.3	(5)%
Total	221.8	222.7	0%	212.3	4%

Data as of September 30, 2019. Totals may not sum due to rounding. See Notes and definitions of AUM roll forward components at end of document.

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Fee-earning Assets Under Management

Fee-earning Assets Under Management of $158.8 billion increased 8% from Q3 2018, primarily driven by the activation of management fees in our latest vintage Europe Buyout fund, as well as the addition of Carlyle Aviation Partners. Fee-earning AUM was relatively flat compared to the prior quarter. Pending Fee-earning AUM was $7.6 billion as of Q3 2019 compared to $7.9 billion as of Q2 2019.

		vs. Last Quarter		vs. One Year Ago
$ in billions, unless noted	Q3 2019	Q2 2019	% Change	Q3 2018	% Change

Corporate Private Equity	61.2	60.5	1%	56.3	9%
Real Assets	32.7	33.2	(2)%	31.6	4%
Global Credit	37.1	35.9	3%	30.1	24%
Investment Solutions	27.7	28.8	(4)%	29.5	(6)%
Total	158.8	158.4	0%	147.4	8%

Note: As of September 30, 2019. Totals may not sum due to rounding.

Balance Sheet Highlights

Key Balance Sheet Items (1) ($ in millions)	September 30, 2019
Cash and cash equivalents (2)	$1,084.4
Net accrued performance revenues (3)	$1,777.4
Investments attributable to Carlyle unitholders (4)	$1,437.8
Debt obligations (5)	$1,641.6
Amounts drawn on revolving credit line ($775 million capacity)	$—

During Q3 2019, Carlyle issued $425.0 million of 3.500% senior notes and announced the redemption of the 5.875% Series A Preferred Units. Carlyle also repurchased and retired approximately 1.0 million units for an aggregate purchase price of $22.5 million as part of its unit repurchase program. As of September 30, 2019, we had approximately $165.5 million remaining in our current $200 million repurchase authorization.

(1) The amounts presented exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance revenues, as well as cash and debt associated with Carlyle’s consolidated funds.
(2) Excludes $405.4 million of cash that was used to redeem the Preferred Units on October 7, 2019.
(3) Net accrued performance revenues as of September 30, 2019 are net of $63.2 million in accrued giveback obligations and $2,040.7 million in accrued performance allocations and incentive fee compensation related to non-controlling interests.
(4) Investments include the $565.2 million investment in Fortitude Re, which excludes the impact of unrealized gains on embedded derivatives included in Fortitude Re's U.S. GAAP financial statements. Investments exclude the equity investments by Carlyle in NGP Energy Capital Management and the portion of CLO investments attributable to Carlyle unitholders that were financed with debt.
(5) Excludes $320.3 million of loans used to finance investments in CLOs and $292.8 million of lease liabilities.

Page | 12

Distributions

The Board of Directors has declared a quarterly distribution of $0.31 per common unit to holders of record at the close of business on November 12, 2019, payable on November 19, 2019.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EDT on Thursday, October 31, 2019, to announce its third quarter 2019 financial results. You can listen to the call by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The call will be webcast live on Carlyle's investor relations website and a replay will be available on our website soon after the call.
About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across four business segments: Corporate Private Equity, Real Assets, Global Credit and Investment Solutions. With $222 billion of assets under management as of September 30, 2019, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. The Carlyle Group employs more than 1,775 people in 33 offices across six continents.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Leigh Farris	OR	Christa Zipf
Phone: +1 (212) 813-4527	Phone: +1 (212) 813-4815		Phone: +1 (212) 813-4578
daniel.harris@carlyle.com	leigh.farris@carlyle.com		christa.zipf@carlyle.com

Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, our expected future dividend policy, the anticipated benefits from converting to a corporation and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the SEC on February 13, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
APPENDIX
The Carlyle Group L.P.
GAAP Statement of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	Sep 30, 2018	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019

	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$328.8	$359.5	$894.6	$1,103.8
Incentive fees	6.8	9.9	20.5	26.8
Investment income
Performance allocations	214.2	112.4	947.4	709.1
Principal investment income (loss)	44.4	212.2	176.7	856.0
Total investment income	258.6	324.6	1,124.1	1,565.1
Interest and other income	24.4	23.3	74.9	71.5
Interest and other income of Consolidated Funds	60.5	51.3	161.4	149.5
Total revenues	679.1	768.6	2,275.5	2,916.7

Expenses
Compensation and benefits
Cash-based compensation and benefits	186.6	200.0	549.9	631.9
Equity-based compensation	49.7	36.6	199.5	107.8
Performance allocations and incentive fee related compensation	146.0	92.6	526.0	391.6
Total compensation and benefits	382.3	329.2	1,275.4	1,131.3
General, administrative and other expenses	166.2	121.7	388.0	344.9
Interest	26.3	20.0	62.6	59.2
Interest and other expenses of Consolidated Funds	40.5	34.1	121.7	99.7
Other non-operating expense	0.3	0.3	0.9	1.0
Total expenses	615.6	505.3	1,848.6	1,636.1

Other income
Net investment gains (losses) of Consolidated Funds	(2.9)	(1.9)	12.0	(6.9)
Income before provision for income taxes	60.6	261.4	438.9	1,273.7
Provision for income taxes	17.4	9.4	36.8	48.9
Net income	43.2	252.0	402.1	1,224.8
Net income attributable to non-controlling interests in consolidated entities	14.5	10.5	42.2	45.8
Net income attributable to Carlyle Holdings	28.7	241.5	359.9	1,179.0
Net income attributable to non-controlling interests in Carlyle Holdings	11.2	149.3	233.3	789.8
Net income attributable to The Carlyle Group L.P.	17.5	92.2	126.6	389.2
Net income attributable to Series A Preferred Unitholders	5.9	7.3	17.7	19.1
Series A Preferred Units redemption premium	—	16.5	—	16.5
Net income attributable to The Carlyle Group L.P. Common Unitholders	$11.6	$68.4	$108.9	$353.6

Net income attributable to The Carlyle Group L.P. per common unit
Basic	$0.11	$0.60	$1.06	$3.17
Diluted	$0.10	$0.55	$0.96	$2.93

Weighted-average common units
Basic	105,560,193	114,930,365	102,936,949	111,547,969
Diluted	346,930,017	124,875,070	112,851,327	120,558,967

Page | 13

Total Segment Information (Unaudited)
The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
Total Segment Revenues	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
	(Dollars in millions)
Segment fee revenues
Fund management fees	$355.2	$414.5	$384.6	$1,260.6	$1,571.7
Portfolio advisory fees, net and other	9.8	5.3	5.3	32.8	22.1
Transaction fees, net	—	9.6	5.8	18.7	45.2
Total segment fee revenues	365.0	429.4	395.7	1,312.1	1,639.0
Realized performance revenues	260.2	41.9	118.3	809.3	321.1
Realized principal investment income (loss)	7.0	73.9	7.3	65.8	90.0
Interest income	9.1	5.5	6.5	29.2	24.7
Total Segment Revenues	$641.3	$550.7	$527.8	$2,216.4	$2,074.8

	Three Months Ended			Twelve Months Ended
Total Segment Expenses	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
	(Dollars in millions)
Compensation and benefits
Cash-based compensation and benefits	$186.4	$207.1	$194.1	$728.2	$796.4
Realized performance revenues related compensation	136.3	21.1	60.6	414.4	192.5
Total compensation and benefits	322.7	228.2	254.7	1,142.6	988.9
General, administrative and other indirect expenses	80.9	80.0	81.0	349.0	280.9
Depreciation and amortization expense	8.7	9.6	11.8	33.2	41.5
Interest expense	19.0	19.5	19.6	72.4	78.1
Total Segment Expenses	$431.3	$337.3	$367.1	$1,597.2	$1,389.4

	Three Months Ended			Twelve Months Ended
Total Segments	Sep 30, 2018	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
	(Dollars in millions)
Total Segment Revenues	$641.3	$550.7	$527.8	$2,216.4	$2,074.8
Total Segment Expenses	431.3	337.3	367.1	1,597.2	1,389.4
(=) Distributable Earnings	$210.0	$213.4	$160.7	$619.2	$685.4
(-) Realized Net Performance Revenues	123.9	20.8	57.7	394.9	128.6
(-) Realized Principal Investment Income	7.0	73.9	7.3	65.8	90.0
(+) Net interest	9.9	14.0	13.1	43.2	53.4
(=) Fee Related Earnings	$89.0	$132.7	$108.8	$201.7	$520.2

Page | 14

Total Segment Information (Unaudited), cont.

	Three Months Ended
Total Segment Revenues	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019
	(Dollars in millions)
Segment fee revenues
Fund management fees	$355.2	$391.0	$381.6	$414.5	$384.6
Portfolio advisory fees, net and other	9.8	6.0	5.5	5.3	5.3
Transaction fees, net	—	25.3	4.5	9.6	5.8
Total segment fee revenues	365.0	422.3	391.6	429.4	395.7
Realized performance revenues	260.2	111.7	49.2	41.9	118.3
Realized principal investment income (loss)	7.0	4.7	4.1	73.9	7.3
Interest income	9.1	6.7	6.0	5.5	6.5
Total Segment Revenues	$641.3	$545.4	$450.9	$550.7	$527.8

	Three Months Ended
Total Segment Expenses	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019
	(Dollars in millions)
Compensation and benefits
Cash-based compensation and benefits	$186.4	$192.9	$202.3	$207.1	$194.1
Realized performance revenues related compensation	136.3	68.6	42.2	21.1	60.6
Total compensation and benefits	322.7	261.5	244.5	228.2	254.7
General, administrative and other indirect expenses	80.9	44.2	75.7	80.0	81.0
Depreciation and amortization expense	8.7	9.8	10.3	9.6	11.8
Interest expense	19.0	19.4	19.6	19.5	19.6
Total Segment Expenses	$431.3	$334.9	$350.1	$337.3	$367.1

	Three Months Ended
Total Segments	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019
	(Dollars in millions)
Total Segment Revenues	$641.3	$545.4	$450.9	$550.7	$527.8
Total Segment Expenses	431.3	334.9	350.1	337.3	367.1
(=) Distributable Earnings	$210.0	$210.5	$100.8	$213.4	$160.7
(-) Realized Net Performance Revenues	123.9	43.1	7.0	20.8	57.7
(-) Realized Principal Investment Income/(Loss)	7.0	4.7	4.1	73.9	7.3
(+) Net interest	9.9	12.7	13.6	14.0	13.1
(=) Fee Related Earnings	$89.0	$175.4	$103.3	$132.7	$108.8

Page | 15

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended
Corporate Private Equity	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
	(Dollars in millions)
Revenues
Segment fee revenues
Fund management fees	$175.8	$196.2	$190.0	$190.3	$192.2	$557.2	$768.7
Portfolio advisory fees, net and other	7.6	3.8	3.5	3.6	4.3	22.4	15.2
Transaction fees, net	—	22.8	0.3	7.4	4.4	12.1	34.9
Total segment fee revenues	183.4	222.8	193.8	201.3	200.9	591.7	818.8
Realized performance revenues	143.6	32.3	23.4	11.2	33.3	546.3	100.2
Realized principal investment income (loss)	4.2	2.2	(2.3)	1.0	1.8	34.2	2.7
Interest income	3.0	1.8	1.2	1.2	1.7	9.3	5.9
Total revenues	334.2	259.1	216.1	214.7	237.7	1,181.5	927.6

Expenses
Compensation and benefits
Cash-based compensation and benefits	93.9	91.6	96.7	101.1	92.6	391.9	382.0
Realized performance revenues related compensation	66.1	14.5	10.4	5.4	14.9	258.3	45.2
Total compensation and benefits	160.0	106.1	107.1	106.5	107.5	650.2	427.2
General, administrative and other indirect expenses	41.1	37.1	34.1	33.3	34.8	166.4	139.3
Depreciation and amortization expense	4.3	4.8	4.9	4.5	5.7	16.3	19.9
Interest expense	7.5	8.3	7.9	7.9	8.0	28.4	32.1
Total expenses	212.9	156.3	154.0	152.2	156.0	861.3	618.5

(=) Distributable Earnings	$121.3	$102.8	$62.1	$62.5	$81.7	$320.2	$309.1
(-) Realized Net Performance Revenues	77.5	17.8	13.0	5.8	18.4	288.0	55.0
(-) Realized Principal Investment Income	4.2	2.2	(2.3)	1.0	1.8	34.2	2.7
(+) Net interest	4.5	6.5	6.7	6.7	6.3	19.1	26.2
(=) Fee Related Earnings	$44.1	$89.3	$58.1	$62.4	$67.8	$17.1	$277.6

Page | 16

Real Assets Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended
Real Assets	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
	(Dollars in millions)
Revenues
Segment fee revenues
Fund management fees	$76.3	$88.5	$77.4	$105.8	$78.1	$307.4	$349.8
Portfolio advisory fees, net and other	0.9	1.0	0.9	0.5	(0.1)	4.6	2.3
Transaction fees, net	—	1.6	2.4	—	—	6.5	4.0
Total segment fee revenues	77.2	91.1	80.7	106.3	78.0	318.5	356.1
Realized performance revenues	73.7	35.2	4.9	24.6	65.0	133.5	129.7
Realized principal investment income (loss)	0.6	1.6	1.6	70.1	3.9	21.1	77.2
Interest income	1.5	0.8	0.5	0.7	0.8	4.6	2.8
Total revenues	153.0	128.7	87.7	201.7	147.7	477.7	565.8

Expenses
Compensation and benefits
Cash-based compensation and benefits	33.7	37.4	35.8	34.0	33.1	118.6	140.3
Realized performance revenues related compensation	31.8	15.8	12.0	11.2	29.2	59.0	68.2
Total compensation and benefits	65.5	53.2	47.8	45.2	62.3	177.6	208.5
General, administrative and other indirect expenses	15.5	14.6	16.8	17.0	16.7	75.4	65.1
Depreciation and amortization expense	1.7	1.9	1.9	1.8	2.2	6.7	7.8
Interest expense	4.1	3.2	3.1	3.1	3.2	16.4	12.6
Total expenses	86.8	72.9	69.6	67.1	84.4	276.1	294.0

(=) Distributable Earnings	$66.2	$55.8	$18.1	$134.6	$63.3	$201.6	$271.8
(-) Realized Net Performance Revenues	41.9	19.4	(7.1)	13.4	35.8	74.5	61.5
(-) Realized Principal Investment Income/(Loss)	0.6	1.6	1.6	70.1	3.9	21.1	77.2
(+) Net interest	2.6	2.4	2.6	2.4	2.4	11.8	9.8
(=) Fee Related Earnings	$26.3	$37.2	$26.2	$53.5	$26.0	$117.8	$142.9

Page | 17

Global Credit Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended
Global Credit	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
	(Dollars in millions)
Revenues
Segment fee revenues
Fund management fees	$60.4	$64.1	$74.8	$79.2	$75.6	$229.6	$293.7
Portfolio advisory fees, net and other	1.2	1.2	1.1	1.2	1.1	5.3	4.6
Transaction fees, net	—	0.9	1.8	2.2	1.4	0.1	6.3
Total segment fee revenues	61.6	66.2	77.7	82.6	78.1	235.0	304.6
Realized performance revenues	0.1	3.9	—	0.1	0.9	43.5	4.9
Realized principal investment income (loss)	2.2	0.8	4.6	1.4	2.2	10.4	9.0
Interest income	4.2	3.9	3.8	3.4	3.6	13.9	14.7
Total revenues	68.1	74.8	86.1	87.5	84.8	302.8	333.2

Expenses
Compensation and benefits
Cash-based compensation and benefits	36.6	39.3	46.6	49.5	43.9	129.4	179.3
Realized performance revenues related compensation	—	1.8	—	—	—	19.5	1.8
Total compensation and benefits	36.6	41.1	46.6	49.5	43.9	148.9	181.1
General, administrative and other indirect expenses	14.2	(16.8)	16.5	20.5	20.9	69.2	41.1
Depreciation and amortization expense	1.5	1.8	2.1	2.0	2.4	5.8	8.3
Interest expense	5.8	6.0	6.7	6.7	6.5	21.4	25.9
Total expenses	58.1	32.1	71.9	78.7	73.7	245.3	256.4

(=) Distributable Earnings	$10.0	$42.7	$14.2	$8.8	$11.1	$57.5	$76.8
(-) Realized Net Performance Revenues	0.1	2.1	—	0.1	0.9	24.0	3.1
(-) Realized Principal Investment Income	2.2	0.8	4.6	1.4	2.2	10.4	9.0
(+) Net interest	1.6	2.1	2.9	3.3	2.9	7.5	11.2
(=) Fee Related Earnings	$9.3	$41.9	$12.5	$10.6	$10.9	$30.6	$75.9

Page | 18

Investment Solutions Segment Results (Unaudited)

	Three Months Ended					Twelve Months Ended
Investment Solutions	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Sep 30, 2018	Sep 30, 2019
	(Dollars in millions)
Revenues
Segment fee revenues
Fund management fees	$42.7	$42.2	$39.4	$39.2	$38.7	$166.4	$159.5
Portfolio advisory fees, net and other	0.1	—	—	—	—	0.5	—
Transaction fees, net	—	—	—	—	—	—	—
Total segment fee revenues	42.8	42.2	39.4	39.2	38.7	166.9	159.5
Realized performance revenues	42.8	40.3	20.9	6.0	19.1	86.0	86.3
Realized principal investment income (loss)	—	0.1	0.2	1.4	(0.6)	0.1	1.1
Interest income	0.4	0.2	0.5	0.2	0.4	1.4	1.3
Total revenues	86.0	82.8	61.0	46.8	57.6	254.4	248.2

Expenses
Compensation and benefits
Cash-based compensation and benefits	22.2	24.6	23.2	22.5	24.5	88.3	94.8
Realized performance revenues related compensation	38.4	36.5	19.8	4.5	16.5	77.6	77.3
Total compensation and benefits	60.6	61.1	43.0	27.0	41.0	165.9	172.1
General, administrative and other indirect expenses	10.1	9.3	8.3	9.2	8.6	38.0	35.4
Depreciation and amortization expense	1.2	1.3	1.4	1.3	1.5	4.4	5.5
Interest expense	1.6	1.9	1.9	1.8	1.9	6.2	7.5
Total expenses	73.5	73.6	54.6	39.3	53.0	214.5	220.5

(=) Distributable Earnings	$12.5	$9.2	$6.4	$7.5	$4.6	$39.9	$27.7
(-) Realized Net Performance Revenues	4.4	3.8	1.1	1.5	2.6	8.4	9.0
(-) Realized Principal Investment Income/(Loss)	—	0.1	0.2	1.4	(0.6)	0.1	1.1
(+) Net interest	1.2	1.7	1.4	1.6	1.5	4.8	6.2
(=) Fee Related Earnings	$9.3	$7.0	$6.5	$6.2	$4.1	$36.2	$23.8

Page | 19

Total AUM Roll Forward (Unaudited)

	Three Months Ended September 30, 2019
(USD in millions)	Corporate Private Equity	Real Assets*	Global Credit	Investment Solutions (7)	Total
Total AUM
Balance, Beginning of Period	$83,862	$46,801	$46,569	$45,426	$222,658
Acquisitions (1)	—	—	—	—	—
New Commitments (2)	1,912	581	2,833	411	5,737
Outflows (3)	(1,318)	(1,798)	(1,092)	(1,831)	(6,039)
Market Appreciation/(Depreciation) (4)	562	(452)	(83)	2,341	2,368
Foreign Exchange Gain/(Loss) (5)	(742)	(79)	(309)	(1,325)	(2,455)
Other (6)	(187)	(115)	87	(221)	(436)
Balance, End of Period	$84,089	$44,938	$48,005	$44,801	$221,833

	For the Twelve Months Ended September 30, 2019
(USD in millions)	Corporate Private Equity	Real Assets*	Global Credit	Investment Solutions (7)	Total
Total AUM
Balance, Beginning of Period	$81,638	$45,987	$37,405	$47,274	$212,304
Acquisitions (1)	—	—	5,791	—	5,791
New Commitments (2)	8,499	5,306	6,812	2,638	23,255
Outflows (3)	(5,523)	(3,911)	(1,878)	(7,974)	(19,286)
Market Appreciation/(Depreciation) (4)	1,459	(1,233)	187	5,639	6,052
Foreign Exchange Gain/(Loss) (5)	(955)	(131)	(467)	(2,052)	(3,605)
Other (6)	(1,029)	(1,080)	155	(724)	(2,678)
Balance, End of Period	$84,089	$44,938	$48,005	$44,801	$221,833

Fee-earning AUM Roll Forward (Unaudited)

	Three Months Ended September 30, 2019
(USD in millions)	Corporate Private Equity	Real Assets (13)*	Global Credit	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$60,518	$33,197	$35,902	$28,825	$158,442
Acquisitions (8)	—	—	—	—	—
Inflows, including Fee-paying Commitments (9)	1,538	519	2,088	518	4,663
Outflows, including Distributions (10)	(292)	(1,039)	(765)	(824)	(2,920)
Market Appreciation/(Depreciation) (11)	1	24	8	(3)	30
Foreign Exchange and other (12)	(530)	13	(85)	(771)	(1,373)
Balance, End of Period	$61,235	$32,714	$37,148	$27,745	$158,842

	For the Twelve Months Ended September 30, 2019
(USD in millions)	Corporate Private Equity	Real Assets (13)*	Global Credit	Investment Solutions	Total
Fee-earning AUM
Balance, Beginning of Period	$56,300	$31,587	$30,050	$29,464	$147,401
Acquisitions (8)	—	—	4,093	—	4,093
Inflows, including Fee-paying Commitments (9)	9,366	5,653	5,016	4,002	24,037
Outflows, including Distributions (10)	(3,785)	(4,417)	(2,554)	(4,348)	(15,104)
Market Appreciation/(Depreciation) (11)	(25)	103	64	(105)	37
Foreign Exchange and other (12)	(621)	(212)	479	(1,268)	(1,622)
Balance, End of Period	$61,235	$32,714	$37,148	$27,745	$158,842

*As of September 30, 2019, the Legacy Energy Funds had, in the aggregate, approximately $2.9 billion in AUM and $2.5 billion in Fee-earning AUM. NGP IX, or in the case of NGP M&R and NGP ETP II, certain affiliated entities (collectively, the “NGP Predecessor Funds”) and NGP X, NGP GAP, NGP XI, and NGP XII (referred to herein as, "carry funds"), are managed by NGP Energy Capital Management. As of September 30, 2019, the NGP Predecessor Funds and carry funds had, in the aggregate, approximately $12.2 billion in AUM and $11.6 billion in Fee-earning AUM.

See Notes at end of document.

Page | 20

Corporate Private Equity Fund Performance (Unaudited)
The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of September 30, 2019					As of September 30, 2019
Corporate Private Equity	Fund Vintage (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)
	(Reported in Local Currency, in Millions)							(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CP II	1995	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	2005	$7,850.0	$7,612.6	$18,024.3	2.4x	16%	13%	$7,612.6	$18,024.3	2.4x	16%
CP V	2007	$13,719.7	$13,190.9	$27,930.5	2.1x	18%	14%	$10,777.9	$26,469.6	2.5x	24%
CP VI	2014	$13,000.0	$12,873.7	$18,856.2	1.5x	15%	10%	$1,972.9	$4,942.8	2.5x	36%
CEP I	1998	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	2003	€1,805.4	€2,048.4	€4,128.1	2.0x	36%	20%	€1,888.9	€4,120.1	2.2x	43%
CEP III	2007	€5,294.9	€5,155.5	€11,623.1	2.3x	19%	14%	€4,533.6	€11,280.7	2.5x	21%
CEP IV	2014	€3,669.5	€3,709.9	€4,958.8	1.3x	14%	8%	€645.9	€828.9	1.3x	11%
CAP I	1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2006	$1,810.0	$1,628.2	$3,081.4	1.9x	11%	8%	$1,628.2	$3,081.4	1.9x	11%
CAP III	2008	$2,551.6	$2,543.2	$4,704.3	1.8x	17%	11%	$2,149.0	$4,413.8	2.1x	19%
CAP IV	2014	$3,880.4	$3,966.7	$5,370.3	1.4x	12%	8%	$831.8	$1,559.8	1.9x	20%
CJP I	2001	¥50,000.0	¥47,291.4	¥138,902.1	2.9x	61%	37%	¥47,291.4	¥138,902.1	2.9x	61%
CJP II	2006	¥165,600.0	¥141,866.7	¥207,821.1	1.5x	7%	4%	¥134,666.7	¥203,831.2	1.5x	7%
CGFSP I	2008	$1,100.2	$1,080.7	$2,482.2	2.3x	20%	14%	$1,080.7	$2,482.2	2.3x	20%
CGFSP II	2013	$1,000.0	$942.7	$1,547.4	1.6x	21%	14%	$406.5	$801.0	2.0x	28%
CEOF I	2011	$1,119.1	$1,173.1	$1,790.2	1.5x	13%	9%	$419.9	$1,037.2	2.5x	37%
CETP II	2008	€521.6	€437.4	€1,284.8	2.9x	28%	19%	€437.4	€1,284.8	2.9x	28%
CAGP IV	2008	$1,041.4	$954.1	$1,297.0	1.4x	8%	3%	$589.8	$1,010.4	1.7x	13%
All Other Funds (9)	Various		$5,707.0	$8,569.6	1.5x	16%	6%	$4,091.7	$6,494.1	1.6x	17%
Coinvestment and SMA's (10)	Various		$11,031.3	$24,992.9	2.3x	36%	33%	$7,340.6	$21,399.4	2.9x	36%
Total Fully Invested Funds			$83,924.1	$164,897.8	2.0x	26%	18%	$55,861.5	$133,044.7	2.4x	27%
Funds in the Investment Period (6)
CP VII	2018	$18,510.0	$6,777.5	$6,744.9	1.0x	NM	NM
CEP V	2018	€6,317.8	€1,182.2	€1,176.9	1.0x	NM	NM
CAP V	2018	$6,554.2	$1,144.8	$1,411.5	1.2x	NM	NM
CGP	2015	$3,588.0	$2,745.5	$3,163.9	1.2x	6%	4%
CJP III	2013	¥119,505.1	¥91,191.7	¥182,789.9	2.0x	27%	18%
CEOF II	2015	$2,400.0	$1,925.7	$2,134.3	1.1x	7%	1%
CGFSP III	2018	$1,004.6	$250.0	$327.9	1.3x	NM	NM
CETP III	2014	€656.6	€566.0	€1,164.1	2.1x	40%	26%
All Other Funds (11)	Various		$178.0	$259.6	1.5x	NM	NM
Coinvestment and SMA's (10)	Various		$3,280.2	$3,771.7	1.1x	NM	NM
Total Funds in the Investment Period			$19,051.3	$22,056.9	1.2x	14%	5%	$417.1	$1,246.9	3.0x	45%
TOTAL CORPORATE PRIVATE EQUITY (13)			$102,975.4	$186,954.6	1.8x	26%	18%	$56,278.6	$134,291.6	2.4x	27%

Page | 21

Real Assets Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)
			As of September 30, 2019					As of September 30, 2019
Real Assets	Fund Vintage (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)	Net IRR (8)(12)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR (7)(12)
			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CRP III	2000	$564.1	$522.5	$1,890.4	3.6x	44%	30%	$522.5	$1,890.4	3.6x	44%
CRP IV	2004	$950.0	$1,260.1	$2,014.2	1.6x	7%	4%	$1,203.0	$1,990.9	1.7x	8%
CRP V	2006	$3,000.0	$3,370.6	$5,936.7	1.8x	13%	9%	$3,189.2	$5,757.8	1.8x	13%
CRP VI	2010	$2,340.0	$2,157.9	$3,952.4	1.8x	28%	19%	$1,672.0	$3,378.2	2.0x	32%
CRP VII	2014	$4,161.6	$3,674.9	$5,792.5	1.6x	21%	14%	$1,581.2	$2,871.1	1.8x	27%
CEREP I	2002	€426.6	€517.0	€698.6	1.4x	14%	7%	€517.0	€698.6	1.4x	14%
CEREP II	2005	€762.7	€833.8	€128.1	0.2x	Neg	Neg	€826.7	€132.3	0.2x	Neg
CEREP III	2007	€2,229.5	€2,052.6	€2,473.9	1.2x	4%	1%	€1,911.5	€2,384.0	1.2x	5%
CIP	2006	$1,143.7	$1,069.8	$1,429.4	1.3x	6%	3%	$1,069.8	$1,429.4	1.3x	6%
CIEP I	2013	$2,500.0	$1,860.3	$3,037.8	1.6x	26%	14%	$657.4	$1,402.7	2.1x	27%
NGP X	2012	$3,586.0	$3,294.6	$3,774.9	1.1x	4%	1%	$1,575.4	$2,570.0	1.6x	21%
NGP XI	2014	$5,325.0	$4,638.9	$5,972.9	1.3x	12%	8%	$677.9	$1,042.1	1.5x	58%
Energy II	2002	$1,100.0	$1,334.8	$3,130.0	2.3x	81%	55%	$1,334.8	$3,130.0	2.3x	81%
Energy III	2005	$3,800.0	$3,569.7	$5,480.2	1.5x	9%	6%	$3,152.1	$5,044.8	1.6x	11%
Energy IV	2007	$5,979.1	$6,371.6	$7,775.7	1.2x	6%	3%	$5,606.3	$7,071.6	1.3x	8%
Renew II	2008	$3,417.5	$2,833.5	$4,210.4	1.5x	8%	5%	$2,376.5	$3,006.2	1.3x	6%
All Other Funds (14)	Various		$3,315.3	$3,508.9	1.1x	2%	Neg	$2,744.1	$3,098.2	1.1x	5%
Coinvestment and SMA's (10)	Various		$5,869.7	$10,342.5	1.8x	17%	13%	$4,658.3	$8,299.0	1.8x	20%
Total Fully Invested Funds			$48,855.6	$71,848.4	1.5x	12%	7%	$35,570.7	$55,488.3	1.6x	14%
Funds in the Investment Period (6)
CRP VIII	2017	$5,505.1	$1,731.3	$1,880.8	1.1x	NM	NM
NGP XII	2017	$4,277.6	$1,372.1	$1,488.5	1.1x	NM	NM
CPP II	2014	$1,526.7	$1,098.2	$1,399.1	1.3x	14%	7%
CPI	2016	$2,238.4	$2,217.3	$2,578.6	1.2x	13%	10%
CGI	2018	$2,201.4	$96.7	$115.9	1.2x	NM	NM
All Other Funds (15)	Various		$308.3	$316.1	1.0x	NM	NM
Coinvestment and SMA's (10)	Various		$622.0	$723.2	1.2x	NM	NM
Total Funds in the Investment Period			$7,446.0	$8,502.1	1.1x	12%	3%	$62.2	$129.8	2.1x	NM
TOTAL Real Assets (13)			$56,301.6	$80,350.5	1.4x	12%	7%	$35,632.8	$55,618.1	1.6x	14%

Page | 22

Global Credit Carry Funds Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of September 30, 2019
Global Credit (Carry Funds Only)	Fund Vintage (1)	Committed Capital	Cumulative Invested Capital (17)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)(12)	Net IRR (8)(12)
	(Reported in Local Currency, in Millions)
Fully Invested/Committed Funds (6)
CSP II	2007	$1,352.3	$1,352.3	$2,494.8	1.8x	17%	11%
CSP III	2011	$702.8	$702.8	$1,149.9	1.6x	26%	16%
CEMOF I	2011	$1,382.5	$1,603.4	$1,203.1	0.8x	Neg	Neg
CEMOF II	2015	$2,819.2	$1,621.1	$1,777.6	1.1x	6%	Neg
All Other Funds (16)	Various		$2,321.3	$3,493.6	1.5x	14%	9%
Coinvestment and SMA's (10)	Various		$984.0	$899.7	0.9x	NM	NM
Total Fully Invested Funds			$8,584.8	$11,018.7	1.3x	11%	5%
Funds in the Investment Period (6)
CSP IV	2016	$2,500.0	$1,123.5	$1,327.0	1.2x	NM	NM
CCOF	2017	$2,373.4	$1,003.8	$1,082.9	1.1x	NM	NM
All Other Funds	Various		$1,202.7	$1,386.6	1.2x	NM	NM
Coinvestment and SMA's (10)	Various		$100.3	$116.1	1.2x	NM	NM
Total Funds in the Investment Period			$3,430.4	$3,912.5	1.1x	NM	NM
TOTAL Global Credit			$12,015.1	$14,931.2	1.2x	11%	5%

Page | 23

Investment Solutions Fund Performance (Unaudited)

			TOTAL INVESTMENTS
			As of September 30, 2019
Investment Solutions (19)	Vintage Year	Fund Size	Cumulative Invested Capital (2)(20)	Total Fair Value (3)(20)	MOIC (4)	Gross IRR (12) (21)	Net IRR (8) (12)
	(Reported in Local Currency, in Millions)
AlpInvest
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€4,434.5	€7,296.6	1.6x	12%	11%
Main Fund II - Fund Investments	2003	€4,545.0	€5,013.5	€8,050.2	1.6x	10%	9%
Main Fund III - Fund Investments	2005	€11,500.0	€13,448.4	€22,304.1	1.7x	10%	10%
Main Fund IV - Fund Investments	2009	€4,877.3	€5,523.9	€10,053.8	1.8x	17%	17%
Main Fund V - Fund Investments	2012	€5,080.0	€5,210.8	€7,939.0	1.5x	16%	15%
Main Fund VI - Fund Investments	2015	€1,106.4	€845.8	€1,096.9	1.3x	17%	16%
Main Fund I - Secondary Investments	2002	€519.4	€490.6	€931.6	1.9x	59%	55%
Main Fund II - Secondary Investments	2003	€998.4	€1,050.1	€1,919.7	1.8x	27%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,453.0	€3,758.2	1.5x	11%	10%
Main Fund IV - Secondary Investments	2010	€1,859.1	€2,009.8	€3,437.6	1.7x	19%	18%
Main Fund V - Secondary Investments	2011	€4,272.8	€4,230.3	€6,973.6	1.6x	20%	19%
Main Fund II - Co-Investments	2003	€1,090.0	€928.3	€2,566.1	2.8x	44%	42%
Main Fund III - Co-Investments	2006	€2,760.0	€2,916.3	€4,198.9	1.4x	6%	5%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,403.5	€3,724.6	2.7x	24%	22%
Main Fund V - Co-Investments	2012	€1,122.2	€1,067.6	€2,689.9	2.5x	29%	27%
Main Fund VI - Co-Investments	2014	€1,114.6	€969.1	€2,138.8	2.2x	29%	27%
Main Fund II - Mezzanine Investments	2004	€700.0	€785.9	€1,087.5	1.4x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€2,062.6	€2,789.6	1.4x	10%	9%
All Other Funds (22)	Various		€3,050.9	€4,205.6	1.4x	14%	11%
Total Fully Committed Funds			€57,894.9	€97,162.5	1.7x	13%	12%
Funds in the Commitment Period (18)
Main Fund VI - Secondary Investments	2017	€5,200.0	€2,844.1	€3,451.7	1.2x	19%	14%
Main Fund VII - Co-Investments	2017	€2,500.2	€1,371.3	€1,565.9	1.1x	13%	9%
All Other Funds (22)	Various		€1,329.6	€1,457.9	1.1x	10%	8%
Total Funds in the Commitment Period			€5,545.0	€6,475.5	1.2x	16%	12%
TOTAL ALPINVEST			€63,439.9	€103,637.9	1.6x	13%	12%
TOTAL ALPINVEST (USD) (23)			$69,182.1	$113,018.5	1.6x

Metropolitan Real Estate
Fully Committed Funds (18)	Various		$3,065.4	$4,013.8	1.3x	7%	4%

MRE Secondaries Fund II	2017	$1,163.0	$242.7	$269.4	1.1x	NM	NM
All Other Funds in the Commitment Period	Various		$135.8	$144.3	1.1x	NM	NM
Funds in the Commitment Period (18)			$378.5	$413.7	1.1x	9%	Neg

TOTAL METROPOLITAN REAL ESTATE			$3,443.9	$4,427.5	1.3x	7%	4%

See Notes at end of document.

Page | 24

Remaining Fair Value Analysis (Unaudited)

	Remaining Fair Value (1)	Unrealized MOIC (2)	Total MOIC (3)	% Invested (4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry/ (Clawback) (6)	Catch-up Rate	Fee Initiation Date (7)	Quarters Since Fee Initiation	Original Investment Period End Date
	As of September 30, 2019
Corporate Private Equity	(Reported in Local Currency, in Millions)
CP VI	$13,074.6	1.2x	1.5x	99%	X		100%	Jun-13	26	May-18
CP VII	$6,730.4	1.0x	1.0x	37%			100%	May-18	6	May-24
CEP IV	€3,738.6	1.4x	1.3x	101%	X		100%	Sep-14	21	Aug-19
CAP IV	$3,709.8	1.2x	1.4x	102%	X		100%	Jul-13	25	Nov-18
CGP	$2,978.6	1.1x	1.2x	77%	X		100%	Jan-15	19	Dec-20
CP V	$2,050.9	0.7x	2.1x	96%	X	X	100%	Jun-07	50	May-13
CEOF II	$1,995.0	1.1x	1.1x	80%			80%	Nov-15	16	Mar-21
CAP V	$1,422.8	1.2x	1.2x	17%			100%	Jun-18	6	Jun-24
CEP V	€1,176.9	1.0x	1.0x	19%			100%	Oct-18	4	Oct-24
CJP III	¥126,927.6	1.7x	2.0x	76%	X		100%	Sep-13	25	Feb-20
CETP III	€830.3	1.6x	2.1x	86%	X	X	100%	Jul-14	21	May-20
CEP III	€641.0	1.1x	2.3x	97%	X	X	100%	Jul-07	49	Dec-12
CGFSP II	$653.4	1.3x	1.6x	94%	X	X	100%	Jun-13	26	Dec-17
CAP III	$581.1	0.7x	1.8x	100%	X	X	100%	Jun-08	46	May-14
CEOF I	$378.4	0.7x	1.5x	105%	X		80%	Sep-11	33	May-17
CGFSP III	$325.6	1.3x	1.3x	25%			100%	May-18	6	Dec-23
CP IV	$254.3	2.7x	2.4x	97%	X	X	80%	Apr-05	58	Dec-10
CAGP IV	$220.9	0.7x	1.4x	92%			100%	Aug-08	45	Jun-14
All Other Funds (8)	$2,311.8	1.2x	2.1x		NM	NM
Coinvestment and SMA's (9)	$6,934.0	1.0x	2.0x		NM	NM
Total Corporate Private Equity (12)	$51,760.0	1.1x	1.8x

Real Assets
NGP XI	$4,686.4	1.2x	1.3x	87%	X		80%	Feb-15	19	Oct-19
CRP VII	$2,858.9	1.4x	1.6x	88%	X	X	80%	Jun-14	22	Mar-19
CIEP I	$2,327.4	1.5x	1.6x	74%	X		80%	Oct-13	24	Sep-19
CPI	$2,268.7	1.0x	1.2x	n/a	X	X	50%	May-16	14	n/a
CRP VIII	$1,865.9	1.1x	1.1x	31%			80%	Aug-17	9	May-22
NGP XII	$1,488.5	1.1x	1.1x	32%			80%	Nov-17	8	Jul-22
Renew II	$1,422.1	0.8x	1.5x	83%	(X)		80%	Mar-08	47	May-14
CPP II	$1,107.7	1.3x	1.3x	72%			80%	Sep-14	21	Apr-21
NGP X	$1,070.1	0.7x	1.1x	92%			80%	Jan-12	31	May-17
Energy IV	$1,059.1	0.6x	1.2x	107%		(X)	80%	Feb-08	47	Dec-13
CRP V	$903.7	3.1x	1.8x	112%	X		50%	Nov-06	52	Nov-11
CRP VI	$421.4	1.2x	1.8x	92%	X	X	50%	Mar-11	35	Mar-16
CRP IV	$306.5	3.2x	1.6x	133%			50%	Jan-05	59	Dec-09
CRP III	$305.1	128.8x	3.6x	93%	X	X	50%	Mar-01	75	May-05
Energy III	$231.7	0.6x	1.5x	94%			80%	Nov-05	56	Oct-11
CEREP III	€110.9	0.9x	1.2x	92%			67%	Jun-07	50	May-11
All Other Funds (10)	$773.2	0.8x	1.2x		NM	NM
Coinvestment and SMA's (9)	$2,881.4	1.3x	1.7x		NM	NM
Total Real Assets (12)	$26,098.8	1.1x	1.4x

Global Credit
CEMOF II	$1,277.1	1.0x	1.1x	58%			100%	Dec-15	16	Feb-20
CCOF	$962.7	1.0x	1.1x	42%	X		100%	Oct-17	8	Jun-22
CSP IV	$812.5	1.0x	1.2x	45%			100%	Feb-17	11	Dec-20
CEMOF I	$342.6	0.3x	0.8x	116%			100%	Dec-10	36	Dec-15
CSP III	$300.6	1.1x	1.6x	100%	X		80%	Dec-11	32	Aug-15
All Other Funds (11)	$1,369.4	1.4x	1.5x		NM	NM
Coinvestment and SMA's (9)	$502.8	0.6x	0.9x		NM	NM
Total Global Credit	$5,567.7	0.9x	1.2x
See Notes at end of document.

Page | 25

Reconciliation for Total Segment Information (Unaudited)

	Three Months Ended September 30, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$641.3	$60.5	$(22.7)	(a)	$679.1
Expenses	$431.3	$51.0	$133.3	(b)	$615.6
Other income	$—	$(2.9)	$—	(c)	$(2.9)
Distributable Earnings	$210.0	$6.6	$(156.0)	(d)	$60.6	(1)

	Three Months Ended December 31, 2018
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$545.4	$53.1	$(446.8)	(a)	$151.7
Expenses	$334.9	$56.0	$(168.0)	(b)	$222.9
Other income	$—	$(7.5)	$—	(c)	$(7.5)
Distributable Earnings	$210.5	$(10.4)	$(278.8)	(d)	$(78.7)	(1)

	Three Months Ended March 31, 2019
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$450.9	$52.4	$583.7	(a)	$1,087.0
Expenses	$350.1	$43.7	$208.7	(b)	$602.5
Other income	$—	$(14.2)	$—	(c)	$(14.2)
Distributable Earnings	$100.8	$(5.5)	$375.0	(d)	$470.3	(1)

	Three Months Ended June 30, 2019
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$550.7	$45.8	$464.6	(a)	$1,061.1
Expenses	$337.3	$36.8	$154.2	(b)	$528.3
Other income	$—	$9.2	$—	(c)	$9.2
Distributable Earnings	$213.4	$18.2	$310.4	(d)	$542.0	(1)

	Three Months Ended September 30, 2019
	Total Reportable Segments	Consolidated Funds	Reconciling Items		Carlyle Consolidated
	(Dollars in millions)
Revenues	$527.8	$51.3	$189.5	(a)	$768.6
Expenses	$367.1	$44.1	$94.1	(b)	$505.3
Other loss	$—	$(1.9)	$—	(c)	$(1.9)
Distributable Earnings	$160.7	$5.3	$95.4	(d)	$261.4	(1)

1)	The amount in the "Carlyle Consolidated" column is income before provision for income taxes, which is the GAAP measure that is most directly comparable to Distributable Earnings.

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Reconciliation for Total Segment Information, cont. (Unaudited)

(a)
The Revenues adjustment principally represents unrealized performance revenues, unrealized principal investment income (including Fortitude Re), revenues earned from the Consolidated Funds that were eliminated in consolidation to arrive at Carlyle’s total revenues, adjustments for amounts attributable to non-controlling interests in consolidated entities, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions or are excluded from the segment results and the inclusion of tax expenses associated with certain performance fees, as detailed below:

	Three Months Ended
	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019
	(Dollars in millions)
Unrealized performance revenues	$(35.3)	$(483.9)	$301.8	$167.3	$(87.4)
Unrealized principal investment income	6.9	23.4	238.6	234.9	198.7
Adjusted unrealized principal investment income from investment in Fortitude Re	—	11.7	27.0	40.1	68.1
Adjustments related to expenses associated with the investments in NGP Management and its affiliates	(4.7)	(4.6)	(4.0)	(4.1)	(4.1)
Tax expense (benefit) associated with performance revenues	0.2	0.1	—	—	0.2
Non-Carlyle economic interests in acquired businesses and other adjustments to present certain costs on a net basis	27.5	9.2	20.4	42.7	29.3
Elimination of revenues of Consolidated Funds	(17.3)	(2.7)	(0.1)	(16.3)	(15.3)
	$(22.7)	$(446.8)	$583.7	$464.6	$189.5

(b)
The Expense adjustment represents the elimination of intercompany expenses of the Consolidated Funds payable to Carlyle, the inclusion of equity-based compensation, unrealized performance revenues related compensation and certain tax expenses associated with realized performance revenue compensation, adjustments related to expenses associated with the investments in NGP Management and its affiliates that are included in operating captions, changes in the tax receivable agreement liability and charges and credits associated with Carlyle corporate actions and non-recurring items, as detailed below:

	Three Months Ended
	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019
	(Dollars in millions)
Unrealized performance revenues related compensation	$19.3	$(231.4)	$146.0	$84.9	$38.8
Equity-based compensation	52.0	44.0	39.4	38.3	38.9
Acquisition related charges, including amortization of intangibles and impairment	2.4	6.1	12.0	15.4	11.2
Other non-operating expense (income)	0.3	0.2	0.3	0.4	0.3
Tax (expense) benefit associated with performance revenues related compensation	(12.5)	9.6	(6.1)	3.6	(10.8)
Non-Carlyle economic interests in acquired businesses and other adjustments to present certain costs on a net basis	8.1	12.9	20.9	10.0	14.9
Lease assignment and termination costs	63.5	—	—	—	—
Debt extinguishment costs	7.8	—	0.1	—	—
Corporate conversion costs, severance and other adjustments	2.9	3.7	1.7	10.9	10.8
Elimination of expenses of Consolidated Funds	(10.5)	(13.1)	(5.6)	(9.3)	(10.0)
	$133.3	$(168.0)	$208.7	$154.2	$94.1

(c)	The Other Income (Loss) adjustment results from the Consolidated Funds which were eliminated in consolidation to arrive at Carlyle’s total Other Income (Loss).

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(d)	Reconciliation for Distributable Earnings and Fee Related Earnings (Unaudited)

	Three Months Ended					Twelve Months Ended
	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	Sep 30, 2019
	(Dollars in millions)
Income before provision for income taxes	$60.6	$(78.7)	$470.3	$542.0	$261.4	$1,195.0
Adjustments:
Net unrealized performance revenues	54.6	252.5	(155.8)	(82.4)	126.2	140.5
Unrealized principal investment income (1)	(6.9)	(23.4)	(238.6)	(234.9)	(198.7)	(695.6)
Adjusted unrealized principal investment income from investment in Fortitude Re	—	(11.7)	(27.0)	(40.1)	(68.1)	(146.9)
Equity-based compensation (2)	52.0	44.0	39.4	38.3	38.9	160.6
Acquisition related charges, including amortization of intangibles and impairment	2.4	6.1	12.0	15.4	11.2	44.7
Other non-operating expense (income)	0.3	0.2	0.3	0.4	0.3	1.2
Tax (expense) benefit associated with performance revenues	(12.7)	9.5	(6.1)	3.6	(10.8)	(3.8)
Net (income) loss attributable to non-controlling interests in consolidated entities	(14.5)	8.3	4.5	(39.8)	(10.5)	(37.5)
Lease assignment and termination costs	63.5	—	—	—	—	—
Debt extinguishment costs	7.8	—	0.1	—	—	0.1
Corporate conversion costs, severance and other adjustments	2.9	3.7	1.7	10.9	10.8	27.1
Distributable Earnings	$210.0	$210.5	$100.8	$213.4	$160.7	$685.4
Realized net performance revenues	123.9	43.1	7.0	20.8	57.7	128.6
Realized principal investment income (loss)	7.0	4.7	4.1	73.9	7.3	90.0
Net interest	9.9	12.7	13.6	14.0	13.1	53.4
Fee Related Earnings	$89.0	$175.4	$103.3	$132.7	$108.8	$520.2

(1)
The three months ended September 30, 2019, June 30, 2019, March 31, 2019 and December 31, 2018 include $214 million, $231 million, $229 million and $46 million, respectively, in gains from changes in the fair value of embedded derivatives at Fortitude Re as a result of accounting principles related to derivatives and hedging.

(2)
Equity-based compensation for the three months ended September 30, 2019 includes $3.4 million which is included in principal investment income and general, administrative and other expenses in our U.S. GAAP statement of operations, as well as $0.1 million related to units issued in conjunction with a previous acquisition.

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The Carlyle Group L.P.
GAAP Balance Sheet (Unaudited)

	As of September 30, 2019
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$1,489.8	$—	$—	$1,489.8
Cash and cash equivalents held at Consolidated Funds	—	124.1	—	124.1
Restricted cash	16.0	—	—	16.0
Investments, including performance allocations of $3,867.2 million	7,062.1	—	(166.3)	6,895.8
Investments of Consolidated Funds	—	4,457.3	—	4,457.3
Due from affiliates and other receivables, net	251.5	—	(5.1)	246.4
Due from affiliates and other receivables of Consolidated Funds, net	—	69.8	—	69.8
Fixed assets, net	110.8	—	—	110.8
Lease right-of-use assets, net	212.8	—	—	212.8
Deposits and other	53.8	—	—	53.8
Intangible assets, net	65.7	—	—	65.7
Deferred tax assets	185.7	—	—	185.7
Total assets	$9,448.2	$4,651.2	$(171.4)	$13,928.0
Liabilities and partners’ capital
Debt obligations	$1,961.9	$—	$—	$1,961.9
Loans payable of Consolidated Funds	—	4,231.4	—	4,231.4
Accounts payable, accrued expenses and other liabilities	334.4	—	—	334.4
Accrued compensation and benefits	2,532.0	—	—	2,532.0
Due to affiliates	182.2	—	—	182.2
Deferred revenue	311.8	—	—	311.8
Deferred tax liabilities	68.4	—	—	68.4
Other liabilities of Consolidated Funds	—	249.0	—	249.0
Lease liabilities	292.8	—	—	292.8
Accrued giveback obligations	63.2	—	—	63.2
Preferred units subject to mandatory redemption	405.4	—	—	405.4
Total liabilities	6,152.1	4,480.4	—	10,632.5

Total partners’ capital	3,296.1	170.8	(171.4)	3,295.5
Total liabilities and partners’ capital	$9,448.2	$4,651.2	$(171.4)	$13,928.0

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NOTES

Non-GAAP Financial Measures

This press release contains financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in our most recent Annual Report on Form 10-K filed with the SEC.
Notes on Carlyle Consolidated GAAP Results (Page 2)

(1)
Income before provision for income taxes is the GAAP measure that is most directly comparable to Distributable Earnings, which management uses to measure the performance of the business.  A full reconciliation is included on page 29. See “Non-GAAP Financial Information and Other Key Terms” for additional information.

(2)
Modified coinsurance is subject to the general accounting principles for derivatives and hedging, specifically the guidance originally issued as Derivatives Implementation Group Issue No. B36: Embedded Derivatives: Modified Coinsurance Agreements and Debt Instruments That Incorporate Credit Risk Exposures That Are Unrelated or Only Partially Related to the Creditworthiness of the Obligor under Those Instruments (“DIG B36”).

Notes on Non-GAAP Operating Results (Page 3)

(1)
Represents the implied provision for current income taxes that was calculated using a similar methodology as that used in calculating the provision for income taxes for The Carlyle Group L.P., without any reduction for non-controlling interests.

(2)	Represents current corporate income taxes payable on Distributable Earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.
Notes on Carry Fund Appreciation and Net Accrued Performance Revenues (Page 4)

(1)
Appreciation/(Depreciation) represents unrealized gain/(loss) for the period on a total return basis before fees and expenses. The percentage of return is calculated as: ending remaining investment fair market value plus net investment outflow (sales proceeds minus net purchases) minus beginning remaining investment fair market value divided by beginning remaining investment fair market value. Fund only, does not include co-investment.

(2)
We generally earn performance revenues (or carried interest) from our carry funds representing a 20% allocation of profits generated on third-party capital, and on which the general partner receives a special residual allocation of income from limited partners, which we refer to as carried interest, in the event that specified investment returns are achieved by the fund. Disclosures referring to carry funds also include the impact of certain commitments that do not earn carried interest, but are either part of, or associated with our carry funds. The rate of carried interest, as well as the share of carried interest allocated to Carlyle, may vary across the carry fund platform. See “Non-GAAP Financial Information and Other Key Terms” for more information.

(3)	Natural Resources is comprised of NGP, infrastructure, power and international energy funds.

(4)
Includes the change in performance revenue accrual driven by positive or negative movements in portfolio valuation, incremental preferred return and fees, foreign exchange fluctuations and acquisition/divestiture activity.

Note on Investment Solutions (Page 9)

(1)	Includes Mezzanine funds.
Notes on Total Assets Under Management (Page 11)

(1)	Primarily comprised of expiring dry powder, the impact of capital calls for fees and expenses and changes in gross asset value for our business development companies.

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(2)
Available capital refers to the amount of capital commitments available to be called for investments, which may be reduced for equity invested that is funded via fund credit facility and expected to be called from investors at a later date, plus any additional assets/liabilities at the fund level other than active investments. Amounts previously called may be added back to available capital following certain distributions.

(3)
Remaining Fair Value generally reflects the unrealized carrying value of investments for all carry funds, related co-investment vehicles and separately managed accounts, the aggregate collateral balance of our CLOs and other securitization vehicles, and the gross asset value of our business development companies.

(4)
The In-Carry Ratio represents the percentage of Remaining Fair Value in our Corporate Private Equity, Real Assets and Global Credit carry funds, which is accruing performance revenue as of the quarter-end reporting date. This metric does not address the realization of performance revenue.

(5)
Reflects the percentage of Remaining Fair Value attributable to investments originated in Q2 2015 or prior. Investments that include follow-on tranches are fully recognized based on the date of the initial investment activity.

Notes on Total AUM Roll Forward (Page 21)

(1)	Acquisition activity represents Carlyle Aviation Partners (formerly Apollo Aviation Group) assets which were acquired in a transaction that closed in December 2018.

(2)
New Commitments reflects the impact of gross fundraising during the period. For funds or vehicles denominated in foreign currencies, this reflects translation at the average quarterly rate, while the separately reported Fundraising metric is translated at the spot rate for each individual closing.

(3)
Outflows includes distributions in our carry funds, related co-investment vehicles, separately managed accounts and the NGP Predecessor Funds, gross redemptions in our open-ended funds, and runoff of CLO collateral balances.

(4)
Market Appreciation/(Depreciation) generally represents realized and unrealized gains (losses) on portfolio investments in our carry funds and related co-investment vehicles, the NGP Predecessor Funds and separately managed accounts.

(5)
Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(6)	Includes expiring available capital, the impact of capital calls for fees and expenses, change in gross asset value for our business development companies and other changes in AUM.

(7)
The fair market values for our Investment Solutions carry funds are based on the latest available valuations of the underlying limited partnership interests (in most cases as of June 30, 2019) as provided by their general partners, plus the net cash flows since the latest valuation, up to September 30, 2019.

Notes on Fee-earning AUM Roll Forward (Page 21)

(8)	Acquisition activity represents Carlyle Aviation Partners (formerly Apollo Aviation Group) assets which were acquired in a transaction that closed in December 2018.

(9)
Inflows represents limited partner capital raised by our carry funds or separately managed accounts for which management fees based on commitments were activated during the period, the fee-earning commitments invested in vehicles for which management fees are based on invested capital, the fee-earning collateral balance of new CLO issuances, as well as gross subscriptions in our vehicles for which management fees are based on net asset value. Inflows exclude fundraising amounts during the period for which fees have not yet been activated, which are referenced as Pending Fee-earning AUM.

(10)
Outflows represents the impact of limited partner distributions from vehicles with management fees based on remaining invested capital at cost or fair value, changes in basis for funds where the investment period, weighted-average investment period or commitment fee period has expired during the period, reductions for funds that are no longer

Page | 31

calling for fees, gross redemptions in our open-ended funds, and runoff of CLO collateral balances. Distributions for funds earning management fees based on commitments during the period do not affect Fee-earning AUM.

(11)	Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments in our carry funds based on the lower of cost or fair value and net asset value.

(12)
Includes activity of funds with fees based on gross asset value. Represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(13)
Energy III, Energy IV, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. Carlyle has a minority representation on the management committees of Energy IV and Renew II. Carlyle and Riverstone each hold half of the seats on the management committee of Energy III, but the investment period for this fund has expired and the remaining investments in such fund are being disposed of in the ordinary course of business.

Notes on Fund Performance Tables (Page 22)

(1)
The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997. For our Global Credit segment our first carry fund was formed in 2004.

(2)	Represents the original cost of investments since inception of the fund.

(3)	Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.

(4)	Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5)
An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.

(6)
Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7)
Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

Page | 32

(8)
Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest. Fund level IRRs are based on aggregate Limited Partner cash flows, and this blended return may differ from that of individual Limited Partners. As a result, certain funds may generate accrued performance revenues with a blended Net IRR that is below the preferred return hurdle for that fund.

(9)	Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, CSABF, CPF I, Mexico, CBPF, CCI, CSSAF, and MENA.

(10)	Includes coinvestments, separately managed accounts (SMA’s) and certain other stand-alone investments arranged by us.

(11)	Aggregate, which is considered not meaningful, includes the following funds and their respective commencement dates: CAGP V (May 2016) and CBPF II (November 2017).

(12)
For funds marked “NM,” IRR may be positive or negative, but is considered not meaningful because of the limited time since initial investment and early stage of capital deployment. For funds marked “Neg,” IRR is negative as of reporting period end.

(13)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(14)	Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, CPOCP, NGP GAP, Energy I, and Renew I.

(15)	Aggregate includes CCR and CER. Return is considered not meaningful, as the investment period commenced in October 2016 for CCR and December 2017 for CER.

(16)	Aggregate includes the following funds: CMP I, CMP II, CSP I, CASCOF, SASOF II, and SASOF III.

(17)	Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(18)	Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement.

(19)
Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team, as well as real estate primary fund investments, secondary fund investments and co-investments originated by the Metropolitan Real Estate team. Main Fund line items for each strategy reflect aggregated amounts and performance for commingled funds and associated managed accounts or mandates. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, and b) Direct Investments, which was spun off from AlpInvest in 2005. As of September 30, 2019, these excluded investments represent $0.2 billion of AUM at AlpInvest.

(20)	To exclude the impact of FX, all AlpInvest foreign currency cash flows have been converted to Euro at the reporting period spot rate.

(21)
Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on investment contributions, distributions and unrealized value of the underlying investments, before management fees, expenses and carried interest at the AlpInvest/Metropolitan Real Estate level.

(22)
Aggregate includes Main Fund VII - Fund Investments, Main Fund VIII - Fund Investments, Main Fund IX - Fund Investments, Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, Main Fund IV - Mezzanine Investments, Main Fund V - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.

(23)	Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

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Notes on Remaining Fair Value Analysis (Page 26)

(1)
Remaining Fair Value reflects the unrealized carrying value of investments for Corporate Private Equity, Real Assets and Global Credit carry funds and related co-investment vehicles. Significant funds with remaining fair value of greater than $100 million are listed individually.

(2)	Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by remaining investment cost.

(3)
Total MOIC represents total fair value (realized proceeds combined with remaining fair value), before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(4)	Represents cumulative invested capital as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.

(5)	Fund has a net accrued performance revenue balance/(giveback obligation) as of the current quarter end, driven by a significant portion of the fund’s asset base.

(6)	Fund has generated realized net performance revenues/(realized giveback) in the last twelve months.

(7)	Represents the date of the first capital contribution for management fees.

(8)
Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CEP II, CAP I, CAP II, CBPF, CBPF II, CJP I, CJP II, CEVP, CETP I, CETP II, CCI, CAVP I, CAVP II, CAGP III, CAGP V, Mexico, MENA, CSABF, CSSAF, CPF, CGFSP I, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(9)
Includes co-investments, prefund investments, separately managed accounts (SMA’s) and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(10)
Aggregate includes the following funds: CRP I, CRP II, CRCP I, CEREP I, CEREP II, CER, CAREP I, CAREP II, CCR, CPOCP, CIP, CGI, NGP GAP, Energy I, Energy II and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(11)
Aggregate includes the following funds: CSP I, CSP II, CMP I, CMP II, CSC, CASCOF, SASOF II, SASOF III, and SASOF IV. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(12)	For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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